UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 24, 2003

IBSG International, Inc.
(Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	0-29587 (Commission File Number)	65-0705328 (IRS Employer Identification No.)

7208 Sand Lake Road, Orlando, FL 32819
(Address of registrant’s principal executive offices, including zip code)

        Registrant’s telephone number, including area code: (407) 903-1674

OPTICAL CONCEPTS OF AMERICA, INC.
2700 North 29th Avenue, Suite 305, Hollywood, FL 33020
(Former name or former address, if changed since last report.)

Item 1.    Changes in Control of Registrant.

    (a)        If, to the knowledge of management, a change in control of the registrant has occurred, state the name of the person(s) who acquired such control: At closing of the agreement described below, the following were elected officers of IBSG International, Inc.: Michael Rivers, President and CEO.

        the amount and the source of the consideration used by such person(s):   shares

        the basis of the control:    Issuance of 15,000,000 shares, constituting more than 50% of the issued and outstanding common stock

        the date and a description of the transaction(s) which resulted in the change in control:   November 17, 2003.

The Common Stock Purchase Agreement (the “Agreement”) was made and entered into as of the 17th day of November, 2003, between IBSG International, Inc., a Florida corporation (“Buyer” or “IBSG”) and Intelligent Business Systems Group International, Inc., a Delaware corporation (“Seller” or “Abazias”). We urge all interested parties to review this agreement which is attached as Exhibit 1.1.

Item 2.    Acquisition or Disposition of Assets.

See Item 1

Item 5.   Other Events

On November 24, 2003 we changed our name to IBSG International, Inc.

Item 7.    Exhibits

      Exhibit 1.1 - Stock Purchase Agreement

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2003	IBSG International, Inc. (Registrant) By: /s/ Michael Rivers Michael Rivers, President